UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 21, 2004

CHOLESTECH CORPORATION

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3347 Investment Boulevard, Hayward, California	94545

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (510) 732-7200

Not applicable

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES
EXHIBIT 99.1

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Cholestech Corporation dated January 21, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 21, 2004, Cholestech Corporation (“Cholestech”) is issuing a press release and holding a conference call regarding its financial results for the fiscal quarter ended December 26, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Use of Non-GAAP Financial Measures

     To supplement its consolidated financial statements presented in accordance with GAAP, Cholestech uses non-GAAP measures operating income (loss) from continuing operations, net income (loss) from continuing operations and earnings per share, which are adjusted from results based on GAAP to exclude legal and related expenses incurred in connection with the settlement of certain litigation, resulting tax benefits and a write-off of intangibles. Further details about these charges and this benefit can be found in the reconciliation included in the press release.

     Operating income (loss) from continuing operations, net income (loss) from continuing operations and earnings per share, excluding special items, are provided to enhance investors’ overall understanding of Cholestech’s current financial performance and its prospects for the future. Specifically, Cholestech believes this non-GAAP financial measure provides useful information to both management and investors by excluding certain special items that Cholestech believes is not indicative of its core operating results. In addition, since Cholestech has reported non-GAAP results to the investment community in the past, Cholestech believes the inclusion of the non-GAAP financial measure provides consistency in its financial reporting. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2004		CHOLESTECH CORPORATION

	By:	/s/ William W. Burke

William W. Burke
Vice President of Finance, Chief
Financial Officer, Treasurer and
Secretary

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Cholestech Corporation dated January 21, 2004